                                                                                                                       EXHIBIT 12.2
                                                                                                                             Page 1


                                                        OHIO EDISON COMPANY

                                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                          Year Ended December 31,
                                                                     -------------------------------------------------------------
                                                                        1998         1999        2000         2001         2002
                                                                     --------      --------     --------     --------     --------
                                                                                          (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items............................     $301,320      $297,689     $336,456     $350,212     $363,483
   Interest and other charges, before reduction for
     amounts capitalized........................................      235,317       225,358      211,364      187,890      144,170
   Provision for income taxes...................................      191,261       191,835      212,580      239,135      266,561
   Interest element of rentals charged to income (a)............      115,310       113,804      109,497      104,507      102,469
                                                                    ---------     ---------    ---------    ---------    ---------
     Earnings as defined........................................     $843,208      $828,686     $869,897     $881,744     $876,683
                                                                     ========      ========     ========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt...................................     $184,915      $178,217     $165,409     $150,632     $119,123
   Other interest expense.......................................       34,976        31,971       31,451       22,754       14,598
   Subsidiaries' preferred stock dividend requirements..........       15,426        15,170       14,504       14,504       10,449
   Adjustments to subsidiaries' preferred stock dividends
     to state on a pre-income tax basis.........................        2,892         2,770        2,296        2,481        2,661
   Interest element of rentals charged to income (a)............      115,310       113,804      109,497      104,507      102,469
                                                                    ---------     ---------    ---------    ---------    ---------
     Fixed charges as defined...................................     $353,519      $341,932     $323,157     $294,878     $249,300
                                                                     ========      ========     ========     ========     ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
   CHARGES (b)..................................................         2.39          2.42         2.69         2.99        3.52
                                                                         ====          ====         ====         ====        ====


-------------------------


(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $3,828,000 for the year ended December 31, 1998. The guarantee and related coal supply contract debt expired December 31, 1999.



                                                                                                                       EXHIBIT 12.2
                                                                                                                             Page 2


                                                        OHIO EDISON COMPANY

                                       CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                                   PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                          Year Ended December 31,
                                                                     -------------------------------------------------------------
                                                                        1998         1999         2000         2001         2002
                                                                     --------      --------     --------     --------     --------
                                                                                          (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items..........................       $301,320      $297,689     $336,456     $350,212      $363,483
   Interest and other charges, before reduction for
     amounts capitalized......................................        235,317       225,358      211,364      187,890       144,170
   Provision for income taxes.................................        191,261       191,835      212,580      239,135       266,561
   Interest element of rentals charged to income (a)..........        115,310       113,804      109,497      104,507       102,469
                                                                     --------      --------     --------     --------      --------
     Earnings as defined......................................       $843,208      $828,686     $869,897     $881,744      $876,683
                                                                     ========      ========     ========     ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest on long-term debt.................................       $184,915      $178,217     $165,409     $150,632      $119,123
   Other interest expense.....................................         34,976        31,971       31,451       22,754        14,598
   Preferred stock dividend requirements......................         27,395        26,717       25,628       25,206        16,959
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis.......................         10,140         9,859        8,976        9,412         7,034
   Interest element of rentals charged to income (a)..........        115,310       113,804      109,497      104,507       102,469
                                                                     --------      --------     --------     --------      --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)...........       $372,736      $360,568     $340,961     $312,511      $260,183
                                                                     ========      ========     ========     ========      ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS) (b).................................           2.26         2.30          2.55         2.82          3.37
                                                                         ====         ====          ====         ====          ====


-------------------------

(a)  Includes the interest  element of rentals where  determinable  plus 1/3 of rental expense where no readily  defined  interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating  $3,828,000 for the year ended December 31, 1998. The guarantee and related coal supply contract debt expired December 31, 1999.
